Wells Fargo Bank Minnesota, N.A.                                  FFIEC 031
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Legal Title of Bank                                                    RC-1
Minneapolis
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City                                                                     11
MN                         55479                                        ---
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State                      Zip Code

FDIC Certificate Number - 05208

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC-Balance Sheet

                                                                                               ------------------
                                                                  Dollar Amounts in Thousands  RCFDBil   Mil Thou
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
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
   a. Noninterest-bearing balances and currency and coin (1)                                   0081      1,531,533  1.a
   b. Interest-bearing balances (2)                                                            0071         64,662  1.b
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A)                               1754              0  2.a
   b. Available-for-sale securities (from Schedule RC-B, column D)                             1773      1,794,481  2.b
3. Federal funds sold and securities purchased under agreements to resell:                     RCON
   a. Federal funds sold in domestic offices                                                   B987     14,325,703  3.a
                                                                                               RCFD
   b. Securities purchased under agreements to resell (3)                                      B989        271,690  3.b
4. Loans and lease financing receivables (from Schedule RC-C):
   a. Loans and leases held for sale                                                           5369     14,828,278  4.a
   b. Loans and leases, net of unearned income                              B528 19,983,924                         4.b
   c. LESS: Allowance for loan and lease losses                             3123    256,774                         4.c
   d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)              B529     19,727,150  4.d
5. Trading assets (from Schedule RC-D)                                                         3545         44,366  5
6. Premises and fixed assets (including capitalized leases)                                    2145        150,658  6
7. Other real estate owned (from Schedule RC-M)                                                2150          5,083  7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)    2130              0  8
9. Customers' liability to this bank on acceptances outstanding                                2155          9,516  9
10. Intangible assets:
   a. Goodwill                                                                                 3163        136,381 10.a
   b. Other intangible assets (from Schedule RC-M)                                             0426          3,973 10.b
11. Other assets (from Schedule RC-F)                                                          2160      1,451,817 11
12. Total assets (sum of items 1 through 11)                                                   2170     54,345,291 12

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(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
(3) Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Wells Fargo Bank Minnesota, N.A.                                  FFIEC 031
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Legal Title of Bank                                               RC-2
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FDIC Certificate Number - 05208                                        12
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Schedule RC-Continued

                                                                                               ------------------
                                                                  Dollar Amounts in Thousands      Bil Mil Thou
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

LIABILITIES
13. Deposits:
   a. In domestic offices (sum of totals of columns A and C from Schedule RC-E,              RCON
    part I)                                                                                  2200     23,351,240 13.a
    (1) Noninterest-bearing (1)                                           6631 12,801,752                        13.a.1
    (2) Interest-bearing                                                  6636 10,549,488                        13.a.2
   b. In foreign offices, Edge and Agreement subsidiaries, and IBFs                          RCFN
    (from Schedule RC-E, part II)                                                            2200     14,052,873 13.b
    (1) Noninterest-bearing                                               6631      3,456                        13.b.1
    (2) Interest-bearing                                                  6636 14,049,417                        13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:              RCON
   a. Federal funds purchased in domestic offices (2)                                        B993      1,711,792 14.a
                                                                                             RCFD
   b. Securities sold under agreements to repurchase (3)                                     B995      4,252,614 14.b
15. Trading liabilities (from Schedule RC-D)                                                 3548         39,454 15
16. Other borrowed money (includes mortgage indebtedness and obligations
   under capitalized leases) (from Schedule RC-M)                                            3190      6,872,116 16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding                                 2920          9,516 18
19. Subordinated notes and debentures(4)                                                     3200              0 19
20. Other liabilities (from Schedule RC-G)                                                   2930        674,174 20
21. Total liabilities (sum of items 13 through 20)                                           2948     50,963,779 21
22. Minority interest in consolidated subsidiaries                                           3000              0 22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus                                            3838              0 23
24. Common stock                                                                             3230        100,000 24
25. Surplus (exclude all surplus related to preferred stock)                                 3839      1,712,625 25
26. a. Retained earnings                                                                     3632      1,515,897 26.a
   b. Accumulated other comprehensive income (5)                                             B530         42,990 26.b
27. Other equity capital components (6)                                                      A130              0 27
28. Total equity capital (sum of items 23 through 27)                                        3210      3,381,512 28
29. Total liabilities, minority interest, and equity capital
    (sum of items 21, 22, and 28)                                                            3300     54,345,291 29

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that
   best describes the most comprehensive level of auditing work performed                    RCFD         Number
   for the bank by independent external auditors as of any date during 2001                  6724            N/A M. 1

1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank conducted
   with generally accepted auditing standards by a certified         in accordance with generally accepted auditing
   public accounting firm which submits a report on the bank         standards by a certified public accounting firm
2 = Independent audit of the bank's parent holding company           (may be required by state chartering authority)
   conducted in accordance with generally accepted auditing       5 = Directors' examination of the bank performed by
   standards by a certified public accounting firm which             other external auditors (may be required by state
   submits a report on the consolidated holding company (but         chartering authority)
   not on the bank separately)                                    6 = Review of the bank's financial statements by
3 = Attestation on bank management's assertion on the                 external auditors
   effectiveness of the bank's internal control over financial    7 = Compilation of the bank's financial statements by
   reporting by a certified public accounting firm                    external auditors
                                                                  8 = Other audit procedures (excluding tax
                                                                      preparation work)
                                                                  9 = No external audit work

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(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "other borrowed money."
(3) Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses)
   on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

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